Exhibit 8.1

DIRECTORY (BY SEGMENT)

Operations in Japan

	Principal Business	Established (Acquired)	ORIX Ownership
		(As of March 31, 2007)
Corporate Financial Services
ORIX Corporation
Tokyo Sales Headquarters Kinki (Osaka) Sales Headquarters District Sales Headquarters OQL Headquarters	Leasing, Lending, Other Financial Services	Apr. 1964
ORIX Alpha Corporation	Leasing, Lending	Mar. 1972	100%
Momiji Lease Corporation	Leasing	(Mar. 2002)	95%
NS Lease Co., Ltd.(2)	Leasing, Lending, Other Financial Services	(Jul. 2002)	90%
ORIX Kitakanto Corporation	Leasing, Lending, Other Financial Services	(Jan. 2005)	95%
ORIX Tokushima Corporation	Leasing, Lending, Other Financial Services	(Oct. 2005)	95%
Automobile Operations
ORIX Auto Corporation (1)	Automobile Leasing & Rentals	Jun. 1973	100%
Rental Operations
ORIX Rentec Corporation	Rentals of Test, Measurement and IT-Related Equipment	Sep. 1976	100%
ORIX Rentec (Singapore) Pte. Limited (Singapore)		Oct. 1995	100%
ORIX Rentec (Korea) Corporation (South Korea)		Apr. 2001	100%
ORIX Rentec (Tianjin) Corporation (China)		Aug. 2004	100%
Real Estate-Related Finance
ORIX Corporation Real Estate Finance Headquarters	Real Estate-Related Finance	Apr. 1964
ORIX Trust and Banking Corporation	Trust & Banking Services, Housing Loans	(Apr. 1998)	100%
ORIX Asset Management & Loan Services Corporation	Loan Servicing	Apr. 1999	100%
Real Estate
ORIX Corporation
Real Estate Business Headquarters	Real Estate Development & Management	Apr. 1964
ORIX Estate Corporation	Golf Course Management	(Dec. 1986)	100%
BlueWave Corporation	Training Facility & Hotel Management	Aug. 1991	100%
ORIX Interior Corporation	Real Estate, Sales & Manufacture of Interior Furnishings, Driving School Management	Oct. 1998	100%

	Principal Business	Established (Acquired)	ORIX Ownership
		(As of March 31, 2007)
ORIX Real Estate Corporation (1)	Real Estate Development & Management	Mar. 1999	100%
ORIX Facilities Corporation (3)	Integrated Facilities Management	(Sep. 2001)	93%
ORIX Asset Management Corporation	REIT Asset Management	Sep. 2000	100%
ORIX Golf Management Corporation (4)	Golf Course Development & Management	(Nov. 2004)	100%
ORIX Living Corporation	Senior Housing Management	Apr. 2005	75%
Life Insurance
ORIX Life Insurance Corporation (1)	Life Insurance	Apr. 1991	100%
Other
ORIX Corporation
Investment Banking Headquarters	Investment Banking	Apr. 1964
ORIX Insurance Services Corporation	Casualty & Life Insurance Agency	Sep. 1976	100%
ORIX Credit Corporation	Card Loans	Jun. 1979	100%
ORIX Capital Corporation	Venture Capital	Oct. 1983	100%
ORIX Securities Corporation	Securities Brokerage & Online Trading	(Mar. 1986)	100%
ORIX Baseball Club Co., Ltd.	Professional Baseball Team Management	(Oct. 1988)	80%
ORIX COMMODITIES Corporation (5)	Securities & Commodity Futures Trading	Jan. 1990	100%
ORIX Eco Services Corporation	Consulting Related to Waste Processing and Recycling, Environmental Management Support Services	Apr. 1998	100%
ORIX Investment Corporation (5)	Alternative Investment	Jun. 1999	100%
ORIX Resource Recycling Services Corporation	Waste Recycling	Sep. 2002	100%
ORIX M&A Solutions Corporation	M&A & Corporate Restructuring Advisory Services	Feb. 2003	100%
Kuribayashi Leasing Co., Ltd. (6)	Leasing	(Apr. 1977)	35%
The Chugin Lease Company Limited(6)	Leasing	Apr. 1982	30%
YAMAGUCHI LEASE CO., LTD. (6)	Leasing	May 1983	35%
Hokugin Lease Co., Ltd. (6)	Leasing	Jul. 1983	30%
Nissay Leasing Co., Ltd. (6)	Leasing	Mar. 1984	30%
The Minato Leasing Co., Ltd. (6)	Leasing	Jun. 1984	35%
The Torigin Leasing Co., Ltd. (6)	Leasing	Oct. 1984	45%
Hyakugo Leasing Company Limited (6)	Leasing	Oct. 1984	45%
Shigagin Leasing Capital Co., Ltd. (6)	Leasing	May 1985	34%
Sengin Sogo Leasing Co., Ltd. (6)	Leasing	Oct. 1985	29%
Kagawagin Leasing Co., Ltd. (6)	Leasing	May 1986	30%
YAMAGUCHI MORTGAGE CO., LTD. (6)	Mortgage Lending	Jul. 1989	40%
ORIX Insurance Planning Corporation	Agency Sales & Development of Non-Life Insurance Products	Sep. 1999	50%

8.1-2

	Principal Business	Established (Acquired)	ORIX Ownership
		(As of March 31, 2007)
ORIX Headquarter Functions (Not included in Segment Financial Information)
ORIX Computer Systems Corporation	Software Engineering & Systems Management	Mar. 1984	100%
ORIX Create Corporation	Coordination of Advertising Activities	Jul. 1998	100%
ORIX Management Information Center Corporation	Accounting & Administration Services	Oct. 1999	100%
ORIX Callcenter Corporation	Call Center	Nov. 1999	100%
ORIX Human Resources Corporation	Outplacement Services	Feb. 2002	100%
(1)	Indicates a “significant” subsidiary.
(2)	In July 2007, Nittetsu Lease Co., Ltd. changed its name to NS Lease Co., Ltd.
(3)	In July 2007, ORIX Corporation’s ownership of ORIX Facilities Corporation was made 100%.
(4)	In October 2006, ORIX Golf Corporation merged with ORIX Golf Management Corporation.
(5)	In July 2007, ORIX COMMODITIES Corporation is scheduled to merge with ORIX Investment Corporation.
(6)	These companies are scheduled to be included in the Corporate Financial Services segment in the fiscal year ending March 31, 2008.

Overseas Operations

	Country	Principal Business	Established (Acquired)	ORIX Ownership
			(As of March 31, 2007)
The Americas
ORIX USA Corporation (1)	U.S.A.	Corporate Finance, Investment Banking, Leasing, Real Estate (Debt Investment, Development)	Aug. 1981	100%
Asia, Oceania and Europe
ORIX Corporation International Headquarters (7) Alternative Investment & Development Headquarters (7)	Japan	Administration & Management of Overseas Subsidiaries Ship-related Services, Aircraft- related Services, Alternative Investment	Apr. 1964
ORIX Asia Limited	China (Hong Kong)	Leasing, Automobile Leasing	Sep. 1971	100%
ORIX China Corporation	China	Leasing	Aug. 2005	95%
CHINA RAILWAY LEASING CO., LTD.	China	Railway-related Finance, Operating Leasing	(Jan. 2006)	25%
ORIX Leasing Singapore Limited	Singapore	Leasing, Hire Purchase	Sep. 1972	50%

8.1-3

	Country	Principal Business	Established (Acquired)	ORIX Ownership
			(As of March 31, 2007)
ORIX Investment and Management Private Limited	Singapore	Equity Investment	May 1981	100%
ORIX CAR RENTALS PTE. LTD.	Singapore	Automobile Leasing & Rentals, Hire Purchase	Sep. 1981	45%
ORIX Capital Resources Limited	Singapore	Ship Finance	Nov. 1997	100%
ORIX Ship Resources Private Limited	Singapore	Ship Finance	Nov. 1997	100%
ORIX Maritime Corporation (7)	Japan	Ship-related Services	Nov. 1977	100%
ORIX Leasing Malaysia Berhad	Malaysia	Leasing, Lending, Hire Purchase	Sep. 1973	80%
ORIX Car Rentals Sdn. Bhd. (8)	Malaysia	Automobile Rentals	Feb. 1989	28%
ORIX Auto Leasing Malaysia Sdn. Bhd.	Malaysia	Automobile Leasing	Oct. 2000	80%
PT. ORIX Indonesia Finance (9)	Indonesia	Leasing, Automobile Leasing	Apr. 1975	96%
ORIX METRO Leasing and Finance Corporation	Philippines	Leasing, Automobile Leasing	Jun. 1977	40%
ORIX Auto Leasing Philippines Corporation	Philippines	Automobile Leasing	Sep. 1989	40%
Thai ORIX Leasing Co., Ltd.	Thailand	Leasing	Jun. 1978	49%
ORIX Auto Leasing (Thailand) Co., Ltd. (10)	Thailand	Automobile Leasing & Rentals	(Aug. 2001)	85%
Lanka ORIX Leasing Company Limited	Sri Lanka	Automobile Leasing, Hire Purchase	Mar. 1980	30%
ORIX Taiwan Corporation	Taiwan	Leasing, Hire Purchase	Oct. 1982	95%
ORIX Auto Leasing Taiwan Corporation	Taiwan	Automobile Leasing	Apr. 1998	100%
ORIX Taiwan Asset Management Company	Taiwan	Loan Servicing	Jul. 2005	95%
ORIX Auto Leasing Korea Corporation	Korea	Automobile Leasing	Feb. 2004	100%
ORIX Leasing Pakistan Limited	Pakistan	Leasing, Automobile Leasing	Jul. 1986	50%
ORIX Investment Bank Pakistan Limited	Pakistan	Investment Banking, Securities Brokerage	Jul. 1995	38%
INFRASTRUCTURE LEASING & FINANCIAL SERVICES LIMITED	India	Investment Banking, Corporate Finance	(Mar. 1993)	24%
ORIX Auto Infrastructure Services Limited	India	Automobile Leasing	Mar. 1995	47%
IL&FS Education & Technology Services Limited	India	Education Related Services	(Aug. 2000)	33%
Oman ORIX Leasing Company SAOG	Oman	Automobile Leasing, Hire Purchase	Jul. 1994	13%

8.1-4

	Country	Principal Business	Established (Acquired)	ORIX Ownership
			(As of March 31, 2007)
ORIX Leasing Egypt SAE	Egypt	Leasing	Jun. 1997	34%
Saudi ORIX Leasing Company	Kingdom of Saudi Arabia	Leasing, Automobile Leasing	Jan. 2001	25%
MAF ORIX Finance PJSC	U.A.E.	Leasing	Apr. 2002	36%
ORIX Australia Corporation Limited	Australia	Leasing, Automobile Leasing & Rentals	Jul. 1986	100%
ORIX New Zealand Limited	New Zealand	Leasing, Automobile Leasing & Rentals	Aug. 1988	100%
ORIX Ireland Limited	Ireland	Corporate Finance, Accounting & Administrative Services	May 1988	100%
ORIX Aviation Systems Limited	Ireland	Aircraft Leasing	Mar. 1991	100%
ORIX Aircraft Corporation (7)	Japan	Aircraft Leasing	May 1986	100%
ORIX Polska S.A.	Poland	Leasing, Automobile Leasing	Oct. 1995	100%
BTA ORIX Leasing JSC	Kazakhstan	Leasing, Factoring	(Jun. 2005)	40%

(7)	The International Headquarters and Alternative Investment & Development Headquarters of ORIX Corporation, ORIX Maritime Corporation and ORIX Aircraft Corporation are based in Japan with their operations focused in the Asia, Oceania and Europe segment. However, the assets of a portion of these businesses are recorded in Japan, and these assets are included in the Other segment.
(8)	The voting power percentage is 100%.
(9)	The voting power percentage is 85%.
(10)	The voting power percentage is 70%.

Note:	In June 2007, ORIX Corporation established the International Real Estate Business Headquarters. The International Real Estate Business Headquarters is scheduled to operate primarily in the Asia, Oceania and Europe segment.

8.1-5